SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

October 5, 2016

Jefferies Group LLC 520 Madison Avenue New York, NY 10022 Jefferies Group Capital Finance Inc. 520 Madison Avenue New York, NY 10022
Ladies and Gentlemen:
As United States tax counsel to Jefferies Group LLC (the “Company”) and Jefferies Group Capital Finance Inc. (the “Co-Issuer,” and, together with the Company, the “Issuers”) in connection with the registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2016 (File No. 333-209385) to register under the Securities Act of 1933 Debt Securities, Warrants, Purchase Contracts and Units issued by the Company, either separately or together with the Co-Issuer, we hereby confirm to you that the discussion set forth under the heading “Material United States Federal Income Tax Consequences” in the prospectus forming a part of the Registration Statement is our opinion and the discussion set forth under the heading “United States Federal Taxation” in the prospectus supplement dated February 4, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on the same date relating to the Issuers’ Global Medium-Term Notes, Series A, is our opinion, in each case subject to the qualifications and limitations set forth therein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. If a prospectus supplement or pricing supplement relating to the offer and sale of any particular security referenced above is prepared and filed by the Issuers with the Commission on a future date and such prospectus supplement or pricing supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,
/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.